Exhibit 10.1
Form 8-K
Headway Corporate Resources, Inc.
File No. 1-16025



                                                    EXECUTION COPY


                               PURCHASE AGREEMENT


                                     between

                 HEADWAY CORPORATE RESOURCES, INC., as Seller


                                       and


                               WHITNEY GROUP, LLC






                                      Dated


                                  March 7, 2003







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                                    EXHIBITS


            Exhibit A                Escrow Agreement
            Exhibit B                Secured Promissory Note
            Exhibit C                Receipt and Confirmation
            Exhibit D-1              Seller Release
            Exhibit D-2              Goldstein, Purchaser and Companies'
                                     Releases
            Exhibit E                Salans Opinion
            Exhibit F                Assignment and Assumption Agreement of
                                     Third Avenue Lease Obligations
            Exhibit G                Goldstein Employment Agreement
            Exhibit H                Guaranty
            Exhibit I                MCSW Opinion
            Exhibit J                Budget and Cash Use Covenants
            Exhibit K                Transition Services
            Exhibit L                Purchaser's Operating Agreement


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                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated March 7, 2003, by and between HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation (the "Seller"); and WHITNEY GROUP, LLC, a New York limited liability company (the "Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Seller owns (1) 12,000 ordinary shares (the "Tyzack Shares") of Tyzack Holdings Limited, a corporation organized under the laws of England and Wales ("Tyzack"); (2) 10,000 common shares (the "Whitney Shares") of The Whitney Group (Asia) Limited (HK), a corporation organized under the laws of Hong Kong ("Whitney Asia"); (3) all of membership interests (the "Whitney Interests") of Whitney Partners LLC, a Delaware limited liability company ("Whitney LLC"); and (4) 2,500 shares of common stock, $1.00 par value per share (or such membership interests into which such shares are exchanged, the "Carlyle Shares" and collectively with the Tyzack Shares, the Whitney Shares, and the Whitney Interests, the "Shares") of Carlyle Group Ltd., an Illinois corporation (or such corporation's successor, "Carlyle" and together with Tyzack, Whitney Asia, and Whitney LLC, the "Companies" and each a "Company");

     WHEREAS, the Companies are engaged in the executive search and placement business throughout the United States, Europe and Asia (the "Business");

     WHEREAS, the Shares constitute all the issued and outstanding shares of capital stock (or membership interests, in the case of Whitney LLC) of the Companies; and

     WHEREAS, the Purchaser wishes to purchase from Seller and Seller wishes to sell to Purchaser all of the Shares;

     NOW, THEREFORE, the parties agree as follows:

                                   Article I
                         PURCHASE AND SALE OF THE SHARES

     Section 1.1.Transfer of Shares on the Closing Date. On the Closing Date (as defined in Article II), the Seller shall sell, convey, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Seller, free and clear of all claims, liens, security interests, charges, or encumbrances (collectively, "Liens") created by or through the Seller, except (i) the Lien in favor of the Seller (or any permitted assignees) in accordance with Section 1.4 and (ii) any restrictions on transfer imposed under federal or applicable state securities laws. On the Closing Date, the Seller shall (1) endorse the certificates evidencing all Shares represented by certificates in the name of the Purchaser, (2) affix any necessary documentary or stock transfer stamps to such certificates, (3) execute any documents reasonably necessary to effect the transfer of any Shares not evidenced by certificates and (4) deliver such certificates and transfer documents to the Purchaser to consummate the purchase and sale contemplated hereby. On the

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Closing  Date,  the  Purchaser  shall  deliver  such  certificates  and transfer documents to Salans in accordance with an Escrow Agreement in the form of Exhibit A hereto (the "Escrow Agreement"), to be held by Salans, as escrow agent, on behalf of the Seller and the Purchaser as contemplated by Section 1.4.

     Section 1.2.Purchase Price. As full consideration for the sale, conveyance, transfer, assignment and delivery to the Purchaser of the Shares:

     (a) The Purchaser shall on the Closing Date deliver to the Seller a Secured Promissory Note in the form of Exhibit B hereto (the "Note"), whereby the Purchaser shall agree to pay to the Seller the amount of $2,000,000 plus interest as specified therein which shall begin accruing as of the Effective Date (as defined in Section 1.2(b)).

     (b) The Purchaser shall pay the Seller an amount (the "Earnout") equal to five percent (5%) of the Companies' Gross Revenues (as defined below) of the Business and such other businesses as are hereafter acquired by the Purchaser (collectively, the "Earnout Business") during the period beginning on January 1, 2003 (the "Effective Date") and ending on the fifth anniversary of the Effective Date (the "Earnout Period"). With respect to payment of the Earnout, the following provisions shall apply:

          (i) "Gross Revenues" of the Companies shall mean the consolidated gross revenues of the Earnout Business and shall be computed in accordance with United States generally accepted accounting principles applied in a manner consistent with the Seller's preparation of its consolidated financial statements as of the Effective Date less selling concessions, rebates, and credits, if not already excluded (each in a manner consistent with Seller's past practice with respect to the Business). If the Purchaser or any of the Companies is acquired by another business entity (whether by merger, sale of assets, sale of equity interests or otherwise), then "Gross Revenues" shall continue to refer only to the gross revenues resulting from the Earnout Business as conducted by the Purchaser and the Companies immediately prior to such acquisition.

          (ii) Such payments shall be made in U.S. dollars on a quarterly basis, within five business days after final determination (pursuant to paragraphs
     (iii) and (iv) below) of the Statement relating to such quarter.

          (iii) Within 60 days after the end of each fiscal quarter ending after the Effective Date, Purchaser shall deliver to Seller a statement (the "Statement"), certified by the chief executive officer and the principal financial officer of Purchaser, setting forth the Gross Revenues of the Companies in reasonable detail (but without specifically identifying the Companies' clients) during such quarter (or, in the case of the Statement for the first fiscal quarter ending after the Effective Date, the Gross Revenues of the Companies from the Effective Date through the end of such quarter) and, in addition to each quarterly Statement, within 60 days after the end of each fiscal year ending after the Effective Date, Purchaser shall deliver to Seller a report (the "Report") certified by Purchaser's independent auditors, whereby such auditors (1) confirm that the Gross Revenues set forth in the Statements for such fiscal year were correctly computed in accordance with this Agreement or (2) set forth their own calculations of Gross Revenues. The Seller shall have a period of 20 days to review the Statement or the Report (as applicable) and to either accept the contents of the Statement or Report (as applicable) or to deliver a

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     notice of objection to the Purchaser, which notice shall state the Seller's objections in reasonable detail. A failure to deliver any such notice of objection by the Seller within such 20-day period shall be deemed to be an acceptance of the Statement or Report, as applicable; provided, however, any such deemed acceptance shall not limit Seller's ability to deliver a notice of objection to a Statement if the Report for the fiscal year in which such Statement was given contradicts such Statement (such notice of objection shall be delivered by Seller within the applicable 20-day period for Seller to deliver a notice of objection to such Report). If the Seller delivers a notice of objection within the applicable 20-day period, then for a period of 30 days thereafter, the Purchaser and the Seller shall use good faith efforts to resolve the objections set forth therein. To the extent that such objections are so resolved, the Statement or the Report, as the case may be, will be accordingly confirmed or modified, as the case may be; any such modifications shall, absent manifest error, be final and binding on the parties hereto.

          (iv) Any objections that are not so resolved shall be submitted to a mutually acceptable independent accounting firm (an "Arbiter") for resolution. The Arbiter shall be instructed to deliver to the Purchaser and the Seller, as promptly as is reasonably practicable, but in no event more than thirty (30) days after its retention, a written notification as to its resolution of such objections, and if required by such resolution, a revised Statement that reflects such resolution. In resolving any disputed item, the Arbiter may not assign a value to such item greater than the greatest value for such item claimed by either party or less then the lowest value for such item claimed by either party. Each of the Purchaser and the Seller shall cooperate with the Arbiter in making its determination and such determination shall be conclusive and binding on the parties absent manifest error. The fees and expenses of the Arbiter shall be borne equally by the Purchaser and the Seller.

          (v) After the Closing Date and until the earlier of (x) the date as of which all payment obligations under Section 1.2 are indefeasibly paid in full (whether upon expiration of the Earnout Period or by prepayment thereof pursuant to Section 1.3) and all payment obligations under the Note are indefeasibly paid in full by the Purchaser or (y) the fifth anniversary of the Closing Date (such time period ending on the earlier to occur of clause (x) or clause (y) is hereinafter referred to as the "Term"), and for three years thereafter (or for such longer period as ----- may be required by law), the Purchaser shall maintain complete and correct financial records, books, and other information, including other information required by law to be maintained by Purchaser (collectively "Records") in connection with the operations of the ------- Earnout Business sufficient to enable Seller to verify the Purchaser's compliance with this Section 1.2 and to enable Seller to review the Purchaser's calculation of the Earnout. The Seller (and its representatives) shall have the right to make such inspections and reviews of the Records as may be reasonably necessary from time to time to verify Purchaser's Earnout calculations and the Statement and the Seller (and its representatives) shall have the right to communicate directly with the independent auditors of the Purchaser and each of the Companies. Such review and inspection shall take place at the Purchaser's principal executive offices located in New York City (or

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     wherever located if Purchaser's  principal  executive offices are hereafter moved) during normal business hours upon at least five (5) business days advance written notice to the Purchaser. The Seller may cause the Records to be audited at the Seller's expense upon reasonable written notice to the Purchaser. Unless there is a Default (as defined in Section 1.4(b)) or at any time after a five percent (5%) discrepancy is found, such audit right of Seller shall not be exercised by Seller more than once in any 12-month period.

          (vi) Subject to the provisions of Section 8.7, the Purchaser shall have the right to offset against any Earnout payments to which Seller is entitled any Losses (as defined in Section 8.3) for which Purchaser is entitled to indemnification from the Seller.

     (c) The Purchaser shall on the Closing Date issue to the Seller common membership interests of the Purchaser equal to 15% of the Applicable Share Amount (as defined below). For purposes of this Section 1.2(c) the "Applicable Share Amount" means (i) all of the Purchaser's outstanding common membership interests under the Purchaser's Operating Agreement on the Closing Date less
(ii) the common membership interests of the Purchaser issued to Richard Stein less (iii) the common membership interests of the Purchaser held by Max DeZara (the "DeZara Shares"), but only in the event that the DeZara Shares are returned to the Purchaser (pursuant to Mr. DeZara's employment agreement amendment) as a result of the Purchaser's failure to enter into the Caryle Disposition Agreement (as defined in paragraph 4 of Exhibit J) (it being understood that upon the occurrence of such event, the Seller agrees that the number of common membership interests of the Purchaser issued to it pursuant to this Section 1.2(c) shall be reduced accordingly without further action or consent by the parties hereto).

     Section 1.3 Prepayment.

     (a) On or at any time prior to the third anniversary of the Effective Date, the Purchaser may, in lieu of then remaining Earnout payment obligations and payment obligations under the Note, pay to the Seller an amount in cash (the "Payoff Amount") equal to (a) the sum of (i) $5,000,000 plus (ii) the amount of any then accrued and unpaid interest on the Note through such date of payment less (b) the sum of all amounts actually paid to the Seller through such date of payment in respect of the Earnout and principal under the Note. Upon indefeasible receipt of the Payoff Amount, the Seller shall (i) cause Salans to deliver to the Purchaser the certificates and transfer documents held by it pursuant to the last sentence of Section 1.1, and (ii) promptly return the Note to the Purchaser for cancellation. Thereafter, the Purchaser shall be under no further obligation to continue paying the Earnout and shall have no further obligations under the Note and the Term shall expire.

     (b) If on or at any time prior to the third anniversary of the Effective Date a Sales Transaction (as defined below) shall occur, the Purchaser shall pay the Payoff Amount to the Seller. For purposes of this Section 1.3(b) a "Sales Transaction" shall mean any of the following, (i) Gary S. Goldstein ("Goldstein") (and/or his "Permitted Transferees" as defined on the date hereof in the Purchaser's Operating Agreement a copy of which is attached hereto as Exhibit L) shall fail to own (both beneficially and of record) and control 25% of the membership interests of Purchaser with voting rights to elect members to the Purchaser's Board of Managers, or other voting interests of the Purchaser, as such percentage may be diluted for issuances of "Incentive Shares" (as defined in Purchaser's Operating Agreement) under the Purchaser's Operating

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Agreement,  issuances of  membership  interests  in  connection  with  permitted acquisitions by the Purchaser and issuances to third parties in permitted capital raising transactions, (ii) the Purchaser sells all or substantially all of its assets in one transaction or a series of transactions, or (iii) the Purchaser enters into a merger, consolidation or other combination in which the majority of the voting interests of the surviving entity are not owned by the owners of a majority of the voting interests of the Purchaser immediately preceding such merger, consolidation or other combination.

     (c) If the Purchaser desires to enter into a transaction or take any action that would otherwise result in a Default, so long as the payment of the Payoff Amount occurs contemporaneously with the closing of such transaction or the taking of such action, no Default shall be deemed to have occurred.

     Section 1.4 Grant of Security Interest; Default.

     (a) To secure the full and punctual performance of the obligations of the Purchaser and the Companies under the Note and with respect to the Earnout and the Third Avenue Lease Obligations (as defined in Section 4.4) (collectively, the "Purchaser Obligations"), the Purchaser hereby grants to the Seller a continuing security interest in all of the Shares and all other assets and property of the Purchaser, whether real or personal or tangible or intangible, including, without limitation, all accounts, goods, fixtures, inventory, equipment, chattel paper, documents, instruments, and general intangibles (as such terms are defined in the New York Uniform Commercial Code), whether now owned or hereafter acquired, and all proceeds therefrom (collectively, the "Collateral"). Notwithstanding the foregoing, if the Purchaser obtains "Permitted A/R Financing" (as such term is defined in Exhibit J), the Seller shall, upon request by the Purchaser, subordinate its security interest in any accounts receivable to be pledged as security for the Permitted A/R Financing, and shall execute and deliver such documents as the Purchaser may reasonably request to confirm and give effect to such subordination. The Purchaser represents, warrants and confirms that such security interest in the Collateral constitutes a valid, first priority security interest in the Collateral. Until the Purchaser and the Companies shall have performed all their obligations under the Note and Section 1.2 (or Section 1.3, as the case may be), so long as no Default (as defined below) shall occur and be continuing, the certificates evidencing the Shares and transfer documents described in the last sentence of
Section 1.1 shall continue to be held by Salans on behalf of the Seller, as secured party, pursuant to the Escrow Agreement; provided that so long as no Default shall occur and be continuing, the Purchaser may exercise all rights as record and beneficial owner of the Shares (other than transferring or pledging the Shares or any rights therein).

     (b) During the Obligation Period (as defined in Section 1.4(e) hereof), each of the following events will constitute a "Default":

          (i) The commencement of a voluntary case or proceeding by the Purchaser or any of the Companies (other than Tyzack) under any applicable bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent or the consent to the entry of a decree or order for relief by the Purchaser or any of the Companies (other than Tyzack) in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Purchaser or any of the Companies (other than Tyzack), or the filing, by the Purchaser or any of the Companies (other than Tyzack), of a

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     petition  or answer  or  consent  seeking  reorganization  or relief  under applicable law, or the consent by the Purchaser or any of the Companies (other than Tyzack) to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Purchaser or any of the Companies (other than Tyzack) or any substantial part of their respective property, or the making by the Purchaser or any of the Companies (other than Tyzack) of an assignment for the benefit of creditors, or the admitting in writing by the Purchaser or any of the Companies (other than Tyzack) of an inability to pay its debts generally as they become due, or the taking of corporate action by the Purchaser or any of the Companies (other than Tyzack) in furtherance of any such action, or any receiver and manager shall otherwise be appointed in respect of the Purchaser or any of the Companies (other than Tyzack) or any substantial part of their respective property pursuant to any contract, agreement or instrument to which the Purchaser or any of the Companies (other than Tyzack), as the case may be, is a party;

          (ii) A court of competent jurisdiction shall enter (A) a decree or order for relief in respect of the Purchaser or any of the Companies (other than Tyzack) in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Purchaser or any of the Companies (other than Tyzack) a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Purchaser or any of the Companies (other than Tyzack) under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Purchaser or any of the Companies (other than Tyzack) or of any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Purchaser or any of the Companies (other than Tyzack), and any such decree or order for relief or any such other decree or order shall continue unstayed, undismissed, unvacated or undischarged and in effect for a period of 60 consecutive days;

          (iii) The failure by the Purchaser or any of the Companies to pay when due any amount hereunder, including, without limitation, a quarterly payment of the Earnout, a payment under the Note, or payment of the Payoff Amount pursuant to Section 1.3(b), which failure shall not have been cured within five business days after written notice of such failure shall have been delivered to the Purchaser;

          (iv) The failure by the Purchaser, Goldstein or any of the Companies to perform or observe any of the terms, covenants or agreements applicable to it or him and contained either in Article VII of this Agreement or in Exhibit J hereto, which violation (if curable) shall not have been cured within 30 days after the occurrence thereof;

          (v) A judgment or order for the payment of money in excess of $100,000 (and not covered by insurance) shall be rendered against the Purchaser or any of the Companies and such judgment or order shall continue unsatisfied and unstayed for a period of 30 consecutive days;

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          (vi) The  failure by the  Purchaser  to pay when due any Third  Avenue
     Lease Obligation if the Purchaser has previously failed to pay when due any Third Avenue Lease Obligation in the six months prior to such failure; provided that such failure is not the result of a good faith dispute with respect to such Third Avenue Lease Obligation and Purchaser placed the amount of the disputed Third Avenue Lease Obligation into an escrow with an appropriate third party pending resolution of such dispute;

          (vii) The Purchaser or any of the Companies fails to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any portion of any principal of or interest on or any amount payable in connection with any of their respective debts or indebtedness or otherwise defaults or breaches any obligations with respect to such debt or indebtedness, as a result of which any such debt or indebtedness in an amount equal to or greater than $150,000 is declared to be due and payable prior to the stated maturity thereof; or

          (viii) A Change of Control (as defined herein) shall occur. For purposes of this Section 1.4(b)(viii), a "Change of Control" means any of the following, (A) Goldstein (and/or his "Permitted Transferees" as defined on the date hereof in the Purchaser's Operating Agreement) shall fail to own (both beneficially and of record) and control 25% of the membership interests of Purchaser with voting rights to elect members to the Purchaser's Board of Managers, or other voting interests of the Purchaser, as such percentage may be diluted for issuances of Incentive Shares under the Purchaser's Operating Agreement, issuances of membership interests in connection with permitted acquisitions by the Purchaser and issuances to third parties in permitted capital raising transactions, (B) Goldstein shall no longer be a member of the Board of Managers of the Purchaser, (C) Goldstein shall no longer be employed by the Purchaser whether through Goldstein's resignation or his termination for cause by the Purchaser pursuant to Goldstein's Employment Agreement or otherwise, (D) the Purchaser sells all or substantially all of its assets in one transaction or a series of transactions, or (E) the Purchaser enters into a merger, consolidation or other combination in which the majority of the voting interests of the surviving entity are not owned by the owners of a majority of the voting interests of the Purchaser immediately preceding such merger, consolidation or other combination.

     Upon the  occurrence  of a Default under  subsections  (i) and (ii) of this
Section 1.4(b), without any action by or notice from the Seller, the principal and interest under the Note and all other amounts accrued and unpaid under this Agreement shall be immediately due and payable, whereupon all such principal and interest and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Purchaser. Upon the occurrence of a Default under subsections (iii) through and including (viii) of this Section 1.4(b), the Seller shall have the right to declare the principal and interest under the Note and all other amounts accrued and unpaid under this Agreement, immediately due and payable, whereupon all such principal and interest and all such other amounts shall become and be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Purchaser. Upon the occurrence of any Default; (A) the Seller shall have the right to appoint a majority of the managers of the Purchaser (in accordance with Section 4.15, Seller shall receive proxies to vote

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the  membership  interests  of  Purchaser  necessary  to elect a majority of the managers of Purchaser with such proxy becoming exercisable upon the occurrence of a Default); (B) the Seller may: (1) prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral and shall (without limiting any of the provisions of this Section 1.4) have all the rights with respect thereto of a secured party under the New York Uniform Commercial Code, or (2) dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Seller's premises) as is commercially reasonable under the New York Uniform Commercial Code, and apply any proceeds to the obligations owing to it in whatever manner or order the Seller deems appropriate. The Seller may credit bid and purchase at any public sale. Any deficiency that exists after disposition of the Collateral provided above will be paid immediately by the Purchaser. The Seller is hereby granted a license or other right to use, without charge, the Companies' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, in completing production of, advertising for sale, and selling the Collateral and, in connection with the Seller's exercise of its rights under this Section 1.4, the Companies' rights under all licenses and all franchise agreements shall inure to the Seller's benefit.

     If all or a portion of the principal of, or interest on, the Note or any other amount payable under the Note or this Agreement shall not be paid in full when due, such overdue amount shall bear interest (but if such amount is interest on the Note, only to the extent permitted by applicable law) from and including the date when such amount became due to but not including the date on which such amount shall be paid in full at a rate per annum equal to 5% plus the interest rate applicable to such amount pursuant to the Note or this Agreement, if any. Interest on amounts in default shall be payable from time to time on demand given by the Seller.

     (c) Alternatively (and in lieu of any other remedies and relief that would be available to the Seller, whether under this Agreement, at law, in equity or otherwise), upon a Default occurring prior to the first anniversary of the Closing Date, the Seller may, at its sole option, cause Salans to release the Shares to it in accordance with the Escrow Agreement, endorse the Shares to itself and continue to hold the Shares as sole record and beneficial holder thereof free and clear of any claims of Purchaser, in which case the Purchaser shall be released from any obligation to continue making any payments under the Note or the Earnout. The Purchaser agrees that given the unknown future value of the Earnout, it would be impossible to determine the precise amount of damages the Seller would suffer as a result of a Default within the first year after the Closing Date, and that the remedy in this paragraph (c) therefore constitutes a reasonable approximation of such damages.

     (d) Effective only upon the occurrence and during the continuance of a Default, the Purchaser hereby irrevocably appoints the Seller (and any of the Seller's designated officers, or employees) as the true and lawful attorney of the Purchaser and the Companies (as applicable) to: (A) endorse the Purchaser's name on the certificates evidencing the Shares; (B) sign the name of the Purchaser or any of the Companies on any documents relating to the sale or other disposition of the Shares; or (C) dispose of the Shares. The appointment of the Seller as the attorney-in-fact of the Purchaser and the Companies as aforesaid, being coupled with an interest, is irrevocable until all of the obligations of the Purchaser hereunder and under the Note have been fully paid and performed.

     (e) Upon the indefeasible payment in full in cash of all payment obligations under the Note and the Earnout (whether upon expiration of the Earnout Period or prepayment thereof pursuant to Section 1.3) and the payment in full in cash of the Security Deposit (as defined in Section 9.10 hereof), the security interest created by this Section 1.4 shall terminate; provided, however, that if for any reason the Seller is required to return any part of such payment to the Purchaser (whether as a result of a court order, pursuant to a fraudulent conveyance statute or rule, in a bankruptcy proceeding or otherwise), then the security interest created by this Section 1.4 shall retroactively remain in effect and the Purchaser shall immediately take such actions as may be necessary to return the Shares and transfer documents contemplated by the last sentence of Section 1.1 to the Seller to hold as provided herein. Such period of time as the (x) Note remains outstanding, (y) the Purchaser has outstanding obligations to make Earnout payments pursuant to
Section 1.2(b), and (z) the Purchaser has not paid the Security Deposit, shall be referred to herein as the "Obligation Period".

     (f) For avoidance of doubt, it is understood and agreed that the occurrence of a Default or the exercise by the Seller of any of its rights under this
Section 1.4 (including without limitation the remedy provided for in Section 1.4(c)) shall not relieve Goldstein of his obligations under Sections 7.3, 7.5 or 7.6 hereof or under the non-competition agreement to be delivered by him pursuant to Section 4.7 hereof; provided that such obligations shall remain in effect only for so long as any material portion of the Business continues to be conducted by any Company, the Seller or any successor in interest to the Business, as the case may be, and the Seller (or the successor in interest to the Business, as applicable) is not in payment default under Goldstein's employment contract as then in effect; and provided, further, that if the Seller (or the successor in interest to the Business, as applicable) terminates Goldstein's employment (other than for "cause", as defined in Goldstein's employment contract as then in effect), the obligations of Goldstein under
Section 7.3 shall only remain in effect for a period of up to twelve months after the date of such termination and only so long as Goldstein is receiving severance payments equal to at least 80% of his average annual compensation for the three years prior to the date of such termination (in computing such average annual compensation any Goldstein Additional Compensation Payments (as defined in paragraph 3 of Exhibit J) payments and Goldstein 2003 Advances (as defined in paragraph 3 of Exhibit J) shall not be included as compensation).

     (g) Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that the Seller's security interest created by this
Section 1.4 shall terminate upon the expiration of the Obligation Period and is subject to the liens and security interest of the Lenders (as defined in Section 3.6) under that certain Amended and Restated Credit Agreement, dated as of April 17, 2002 (as amended, supplemented or otherwise modified from time to time (the "Credit Agreement")), and all of the Seller's contractual rights, remedies and privileges hereunder may be assigned at any time by the Seller to any of the Lenders and that, in the case of such an assignment, such Lender or Lenders shall have all the rights of the Seller under this Agreement, including, without limitation, under Section 1.4, as though such Lender or Lenders were the Seller itself.

                                   Article II

                                     CLOSING

     The closing of the purchase and sale of the Shares shall take place at 10:00 a.m. on Thursday, March 7, 2003, at the offices of Salans, 620 Fifth Avenue, New York, New York 10020, or at such other time, date and place as the Purchaser and the Seller may agree (the "Closing Date"). On the Closing Date, the Purchaser shall execute and deliver the Note to the Seller and the Purchaser shall deliver to the Seller a Receipt and Confirmation in the form of Exhibit C hereto.

                                  Article III

                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

     The obligations of the Purchaser under Article I are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Purchaser in its sole discretion:

     Section 3.1.Due Performance. The Seller shall have in all material respects performed and complied with all agreements and conditions required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

     Section 3.2.Accuracy of Representations and Warranties. All representations and warranties of the Seller set forth in Article V of this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date.

     Section 3.3.Certificate. The Purchaser shall have received a certificate from the Seller executed by its President to the effect set forth in Sections
3.1 and 3.2.

     Section 3.4.Transfer of Assets. To the extent that the Seller or any subsidiary of the Seller other than one of the Companies (or one of their respective subsidiaries) owns or holds any of the assets set forth on Schedule
3.4 hereto (the "Business Assets"), such assets shall have been transferred to one or more of the Companies. The terms of the agreement or instrument effecting such transfer shall be reasonably satisfactory to the Purchaser and its counsel.

     Section 3.5.Working Capital Adjustment.

     (a) The Companies' consolidated Net Working Capital (as hereinafter defined) shall be calculated as of the Effective Date. In the event the Net Working Capital is less than $1,000,000, the Seller shall contribute to the Companies an amount equal to the lesser of (i) $1,000,000 or (ii) an amount that is necessary to raise the Net Working Capital (as calculated on the Effective
Date) to $1,000,000 (such amount may include, among other things, the assumption by Seller of Third Avenue Lease Obligations or obligations, including, without limitation, payment obligations of Purchaser arising in connection with the performance, by Seller, of the Transition Services set forth on Exhibit K attached hereto where such amount shall be so provided to Purchaser as such payment obligation becomes due in accordance with this Agreement); provided that the contribution of intercompany loans (other than New Intercompany Debt) due Seller and/or any of its subsidiaries to the capital of any of the Companies shall not be deemed or construed as an addition to Net Working Capital; and provided, further, that if the Seller increases the Net Working Capital by assumption of a portion of the Third Avenue Lease Obligations, and the Seller then disposes of the Third Avenue Lease (in accordance with Section 9.4) in a manner such that the Seller shall not have actually paid the Third Avenue Lease Obligations so assumed by it, the Seller shall promptly contribute to the Purchaser an amount equal to the unpaid Third Avenue Lease Obligations that had been so assumed by the Seller. In the event the Net Working Capital (as calculated on the Effective Date) is in excess of $1,000,000, Seller shall be entitled to retain such assets of the Companies (subject to the Purchaser's consent as to the assets so retained) having an aggregate fair market value equal to the amount of the Net Working Capital in excess of $1,000,000 or, at the Seller's option (or if the Purchaser and the Seller cannot agree on the assets to be retained), the Purchaser shall pay such excess amount to the Seller in cash within 30 days after the Closing Date.

     For purposes of this Section 3.5, "Net Working Capital" means (1) cash, cash equivalents, accounts receivable, deposits and prepaid expenses minus (2) total current liabilities. Each of the foregoing elements in determining net working capital shall be calculated in accordance with United States generally accepted accounting principles applied in a manner consistent with the Seller's preparation of its consolidated financial statements as of the Effective Date. The evidence of such amount of Net Working Capital shall be reasonably satisfactory to the Purchaser and its counsel. Schedule 3.5 attached hereto sets forth an estimate of Net Working Capital items and a reasonable description thereof. In computing Net Working Capital, any expenses , payables or other liabilities of the Companies paid by the Seller since January 1, 2003 shall be offset against any collected accounts receivable or other cash of the Companies retained by the Seller since January 1, 2003. The amount of required Net Working Capital shall be increased by the amount, if any, (the "Excess Swept Cash") by which the sum of such collected accounts receivable and such retained cash exceeds the sum of such expenses, payables or other liabilities of the Companies paid by the Seller since January 1, 2003 where Seller shall be required to contribute the Excess Swept Cash to the Companies in cash at the Closing. In the event that the sum of such expenses, payables or other liabilities of the Companies paid by the Seller since January 1, 2003 exceeds the sum of such collected accounts receivable and such retained cash, such excess shall reduce the amount of required Net Working Capital by an amount equal to such excess. The Purchaser and the Seller agree that any such adjustments to the Net Working Capital shall be made within thirty (30) days after the Closing Date. The Purchaser and the Seller shall have had the opportunity to review the financial statements documenting the existence of the Net Working Capital.

     Section 3.6.Consents and Governmental Approvals. The Purchaser shall have received any material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement (including without limitation the transfer of the Business Assets to the Companies contemplated by Section 3.4), without the imposition of any materially burdensome conditions or restrictions, which consents shall continue to be in full force and effect on the Closing Date.

Without limiting the foregoing, (a) the required lenders (the "Lenders") under the Credit Agreement and the required sub-debt holders (the "Sub-Debt Holders") of the Seller each shall have consented to the transactions contemplated hereby and the Companies shall have no continuing obligations to the Lenders under the Credit Agreement and the other agreements and documents contemplated thereby, and/or to the Sub-Debt Holders; (b) the Lenders shall have released their Liens on the Shares and released their Liens on all property of the Companies, including, without limitation, the Business Assets; and (c) Seller shall provide to Purchaser such documents and written evidence of the satisfaction and discharge in favor of the Companies of indebtedness ("Satisfaction Indebtedness") due the Lenders and the Sub-Debt Holder and evidence of the events described in Section 3.6(a) and Section 3.6(b) above ("Indebtedness Release Documents") (including, without limitation, an acknowledgment of such release, an appropriate satisfaction and discharge and UCC-3 financing statements) reasonably requested by Purchaser and its counsel.

     Section 3.7.Release. Seller and certain related parties shall have executed and delivered a Release of Claims in favor of Goldstein, the Purchaser, the Companies and certain related parties, in the form of Exhibit D-1 hereto.

     Section 3.8.No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, would (a) prevent or hinder consummation of the transactions contemplated by this Agreement or (b) materially adversely affect the Purchaser's rights with respect to the Shares after the Closing Date or the ability of the Purchaser and the Companies to operate the Business after the Closing Date.

     Section 3.9.Resolutions, Etc. The Purchaser shall have received, in form and substance reasonably satisfactory to it, (i) copies of resolutions duly adopted by the Seller's Board of Directors authorizing the Seller's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the contribution to capital of each Company of any intercompany debt due from such Company to Seller or a subsidiary of the Seller other than a Company certified by the Secretary of Seller.

     Section 3.10 Escrow Agreement. All parties to the Escrow Agreement (other than the Purchaser) shall have executed and delivered the Escrow Agreement.

     Section 3.11 Legal Opinion. The Purchaser shall have received from Salans a legal opinion in the form attached hereto as Exhibit E.

     Section 3.12 Good Standing Certificate. The Seller shall have delivered to the Purchaser a certificate of good standing from the appropriate authority in the jurisdiction of the Seller's organization.

                                   Article IV

                 CONDITIONS TO THE OBLIGATIONS OF THE SELLER

     The obligations of the Seller under Article I are subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Seller in its sole discretion:

     Section 4.1.Due Performance. The Purchaser shall have in all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

     Section 4.2.Accuracy of Representations and Warranties. All representations and warranties of the Purchaser set forth in Article VI of this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date.

     Section 4.3.Certificate. The Seller shall have received a certificate from the Purchaser executed by its Chief Executive Officer to the effect set forth in Sections 4.1 and 4.2.

     Section 4.4.Transfer of Liabilities. To the extent that the Seller or any subsidiary of the Seller other than the Companies (or their respective subsidiaries) is subject to or under any obligation with respect to (i) the liabilities set forth on Schedule 4.4 hereto or (ii) any obligations of any sort, including, without limitation, the payment of forty percent (40%) of the rent relating to the lease (the "Third Avenue Lease") of office space located at 850 Third Avenue, New York, New York (the "Third Avenue Lease Obligations") (subject to the application of Section 3.5 or 8.2(d) hereof), such liabilities shall have been transferred to and assumed by the Companies and, to the extent reasonably practicable, Seller shall have been released therefrom. The terms of the agreement effecting such transfer shall be reasonably satisfactory to the Seller and its counsel. The Purchaser shall have executed and delivered an assumption agreement in the form attached hereto as Exhibit F with respect to the Third Avenue Lease Obligations.

     Section 4.5.Consents and Governmental Approvals. The Seller shall have received any material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement (including without limitation the assumption of liabilities by the Companies contemplated by Section 4.4), without the imposition of any materially burdensome conditions or restrictions, which consents shall continue to be in full force and effect on the Closing Date. Without limiting the foregoing, executed Indebtedness Release Documents shall have been obtained.

     Section 4.6.Capitalization. The Purchaser shall have obtained at least $1,000,000 in new capital to be invested in the Purchaser as of the Closing Date, with at least $300,000 (or such greater amount as is necessary for the transaction contemplated by this Agreement to be treated as a sale for accounting purposes) of such amount to be in new equity. To the extent that such new equity is preferred stock, such preferred stock, by its terms, shall not be redeemable prior to the expiration of the Term and shall not have a cumulative dividend rate in excess of six percent (6%) per annum. The terms of all such investment documents shall be reasonably satisfactory to the Seller and its counsel, it being understood that the obligation to loan or invest such funds as of the Closing Date must not be subject to any conditions other than the closing of the transactions contemplated by this Agreement. If and to the extent that any portion of such $1,000,000 amount consists of debt, such indebtedness shall be unsecured and shall be subordinated to the Note on terms reasonably satisfactory to the Seller and its counsel and after January 15, 2003, any such indebtedness shall be unsecured and shall be subordinated to the Purchaser Obligations.

     Section 4.7.Senior Executive Non-Competition and Employment Agreement. Goldstein shall have entered into an employment agreement (the "Goldstein Employment Agreement") with the Purchaser and each of the Companies in the form attached hereto as Exhibit G.

     Section 4.8.Resignation. Goldstein shall have resigned from the Board of Directors and offices of the Seller and affiliates of the Seller, other than the Companies. Any other employees of the Companies that are directors or officers of the Seller or any affiliates of the Seller (other than the Companies) shall have resigned from such directorships or offices.

     Section 4.9.Release. Goldstein, the Purchaser, the Companies and certain related parties shall have executed a Release of Claims in favor of Seller and certain related parties, in the form of Exhibit D-2.

     Section 4.10 Guarantees and Security Agreements. The Companies shall have executed and delivered guarantees of the Purchaser's obligations under this Agreement and the Note and shall have pledged all of their respective assets to the Seller (and its assignees) to secure such obligations. The agreements giving effect to such guarantees and pledges shall be in the form attached hereto as Exhibit H (individually, a "Guaranty" and collectively, the "Guarantees").

     Section 4.11 Budgets. Purchaser shall have delivered to Seller budgets for the operation of the Purchaser and each of the Companies for the 2003 calendar year (the "First Year Budget") prepared on a monthly basis and including balance sheets, statements of profits and loss and cash flows for each month.

     Section 4.12 UCC-1 Financing Statements. UCC-1 financing statements shall have been filed with respect to the Collateral other than the Shares, as well as the property of each of the Companies (as contemplated by the Guarantees).

     Section 4.13 No Claims. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, would prevent or hinder consummation of the transactions contemplated by this Agreement.

     Section 4.14 Secretary's Certificate. The Seller shall have received copies, certified by the Secretary of Purchaser, of the (i) formation or organization documents of the Purchaser, (ii) the limited liability company agreement or operating agreement of the Purchaser, (iii) the resolutions of the Purchaser approving the execution, delivery and performance of this Agreement and the Note, and (iv) all other documents which set forth the relationship between, or interests of, members of the Purchaser.

     Section 4.15 Proxies. The Purchaser shall have delivered to Seller, from the members of Purchaser, proxies to vote the membership interests of Purchaser sufficient to elect a majority of the managers of Purchaser with such proxies becoming exercisable by Seller upon the occurrence of a Default.

     Section 4.16 Equity in Purchaser. The Purchaser shall have issued to the Seller common membership interests of the Purchaser equal to 15% of the Applicable Share Amount.

     Section 4.17 Escrow Agreement. All parties to the Escrow Agreement (other than the Seller) shall have executed and delivered the Escrow Agreement.

     Section 4.18 Legal Opinion. The Seller shall have received from Morrison Cohen Singer & Weinstein, LLP, a legal opinion in the form attached hereto as
Exhibit I.

     Section 4.19 Good Standing Certificate. The Purchaser shall have delivered to the Seller a certificate of good standing from the appropriate authority in the jurisdiction of the Purchaser's formation.

                                   Article V

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Purchaser as follows:

     Section 5.1.Due Incorporation and Qualification. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and has taken all corporate action necessary for the execution and delivery of this Agreement and for the performance of its obligations hereunder. Each Company has been duly incorporated or formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

     Section 5.2.Valid Obligation. This Agreement constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

     Section 5.3.No Conflicts or Defaults. The execution and delivery of this Agreement by the Seller, and the performance by the Seller of its obligations hereunder, do not and will not (a) contravene the Certificate of Incorporation or By-Laws of the Seller, or (b) with or without the giving of notice or the passage of time, (i) violate or conflict with, or result in a breach of, or a default or loss of rights under, any material agreement, lease, mortgage, instrument, permit or license, judgment, order, decree, law, rule or regulation to which the Seller is a party or to which the Seller is subject or (ii) result in the creation of, or give any party the right to create, any Lien on the Shares (other than the Lien in favor of the Seller in accordance with Section 1.4) or the Business Assets.

     Section 5.4.Capitalization of the Companies. The authorized share capital of Tyzack consists of 250,000 ordinary shares. The Tyzack Shares are the only issued and outstanding shares of capital stock of Tyzack. The authorized share capital of Whitney Asia consists of 10,000 common shares. The Whitney Shares are the only issued and outstanding shares of capital stock of Whitney Asia. The Whitney Interests are the only issued and outstanding membership interests of Whitney LLC. The authorized capital stock of Carlyle consists of 1,000,000 shares of common stock, par value $1.00 per share. The Carlyle Shares are the only issued and outstanding shares of capital stock of Carlyle. All of such shares are owned of record and beneficially by the Seller free and clear of all Liens other than the pledge in favor of the Lenders and Sub-Debt Holders and other than restrictions under federal and applicable state securities laws. There are no outstanding options, warrants, rights, conversion rights, preemptive rights, calls, commitments or demands of any character obligating any of the Companies or any stockholder of any of the Companies to issue, sell, redeem or repurchase any shares of the capital stock of any of the Companies (or membership interests, in the case of Whitney LLC), or securities convertible into the capital stock of any of the Companies (or membership interests, in the case of Whitney LLC), or any other security giving a right to acquire shares of capital stock of any of the Companies (or membership interests, in the case of Whitney LLC) or securities convertible into such shares or interests.

     Section 5.5.Authorizations. Except for the consent of the required Lenders and Sub-Debt Holders, any authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, regulatory entity or official body, and any consent of any other party, required to be obtained or made by the Seller in connection with the execution and delivery of, and performance of its obligations under, this Agreement has been obtained or made.

     Section 5.6.Taxes. (a) For purposes of this Agreement the following terms have the following meanings:

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Tax" means all forms of taxation, whether direct or indirect and whether levied by reference to income, profits, gains (capital or otherwise), withholding, payroll, property, value-added, sales, use, supplies, net wealth, net worth, asset value, turnover, added value, benefits provided or deemed by applicable law to be provided to employees or any other matter, and statutory, franchise, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies (including, without limitation, social security contributions), customs, import and excise taxes, duties and assessments in each case, applicable to any party, in any case including (x) an obligation to contribute to the payment of Taxes on a consolidated, combined or unitary basis and (y) any related penalties, fines, charges, costs, interest or other additions thereon.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     (b) (i) Each of the Companies has filed all Tax Returns that it was required to file and the Seller has filed all material Tax Returns that it was required to file. All Tax Returns filed by the Companies were correct and complete in all material respects, and all Tax Returns filed by the Seller were correct in all material respects. All Taxes owed by each of the Companies, and all material Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. No Company currently is the beneficiary of any extension of time within which to file any Tax Return. There are no Liens on any of the assets of any of the Companies, or the Seller, that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Each of the Companies and the Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, or other third party.

          (iii) Except as set forth on Schedule 5.6 attached hereto, there is no dispute or claim concerning any Tax liability of any of the Companies or the Seller either (A) claimed or raised by any taxing authority in writing or (B) as to which the Seller or any of its directors and officers (and employees responsible for Tax matters) has knowledge based upon personal contact with any agent of such authority. The Seller delivered to the Purchaser correct and complete copies of all federal income Tax Returns filed by any of the Companies since December 31, 1999.

          (iv) None of the Companies or the Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) None of the Companies is a party to a Tax allocation or sharing agreement that will not be cancelled or terminated (without any further obligation thereunder) prior to or after the Closing.

          (vi) None of the Companies is required to make any adjustments or changes either on, before or after the Closing Date to its accounting methods pursuant to Section 481 of the Code and the IRS (or similar taxing authority) has not proposed in writing any such adjustments or changes in the accounting methods of any of them.

          (vii) None of the Companies will be required to include in income during a taxable period after the Closing Date any income that economically accrued and was accounted for prior to the Closing Date by reason of the installment method of accounting or otherwise.

          (viii) None of the Companies has any liability for the Taxes of any person or entity other than any of the Companies (A) under Treasury Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

          (ix) For purposes of U.S.  federal income Tax and Treasury  Regulation
     Section 301.7701-3 each of Tyzak and Whitney Asia is classified as a "corporation," and Whitney LLC is classified as a "disregarded entity".

     Section 5.7.No Other Representations.  Except as expressly provided in this
Article V, the Seller makes no representations or warranties of any sort whatsoever relating to the Companies or their respective businesses, condition (financial or otherwise), operations, results of operations, customers, properties, contracts or prospects.

                                   Article VI

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as follows:

     Section 6.1.Due Incorporation and Qualification. The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, with full requisite power and authority to execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder. The Purchaser has taken all action necessary of a limited liability company for the execution and delivery of this Agreement and the Note and for the performance of its obligations hereunder and thereunder. Each of the Companies is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, with full requisite power and authority to execute and deliver their respective Guaranty and to perform their respective obligations thereunder. Each of the Companies has taken all action necessary for the execution and delivery of their respective Guaranty and for the performance of their respective obligations thereunder.

     Section 6.2.Valid Obligation. This Agreement constitutes, and the Note, when executed and delivered by the Purchaser, will constitute, the legal, valid and binding agreement and obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms. Each of the Guarantees constitutes the legal, valid and binding agreement and obligation of the Company executing and delivering the same, enforceable against each such Company in accordance with its terms.

     Section 6.3.No Conflicts or Defaults.

     (a) The execution and delivery of this Agreement and the Note by the Purchaser and the performance by the Purchaser of its obligations hereunder and thereunder do not and will not (i) contravene Purchaser's organizational documents, including, without limitation, Purchaser's limited liability company agreement, or (ii) with or without the giving of notice or the passage of time,
(1) violate or conflict with, or result in a breach of, or a default or loss of rights under, any material agreement, lease, mortgage, instrument, permit or license, judgment, order, decree, law, rule or regulation to which the Purchaser is a party or to which the Purchaser is subject or (2) result in the creation of, or give any party the right to create, any Lien on the Shares (other than the Lien in favor of the Seller in accordance with Section 1.4).

     (b) The execution and delivery of the Guarantees by the Companies and the performance by the Companies of their respective obligations thereunder do not and will not (i) contravene the organizational documents or by-laws of any of the Companies, or (ii) with or without the giving of notice or the passage of time, (1) violate or conflict with, or result in a breach of, or a default or loss of rights under, any material agreement, lease, mortgage, instrument, permit or license, judgment, order, decree, law, rule or regulation to which any of the Companies is a party or to which any of the Companies is subject or (2) result in the creation of, or give any party the right to create, any Lien on the Shares (other than the Lien in favor of the Seller in accordance with Section 1.4).

     Section 6.4.Capitalization of the Companies. To the knowledge of the Purchaser, the representation of the Seller in Section 5.4 is true and correct in all respects.

     Section 6.5.Capitalization of the Purchaser. As of the Closing Date, there will be 4,900,000 issued and outstanding common membership interests of the Purchaser (including, without limitation, the DeZara Shares) and 300,000 issued and outstanding preferred membership interests of the Purchaser; and the aggregate amount of the capital accounts of members of the Purchaser equals
$300,000. As of the Closing Date, the aggregate amount of indebtedness for borrowed money (excluding amounts payable to Goldstein pursuant to Section 3(h) of the Goldstein Employment Agreement) and/or indebtedness evidenced by promissory notes of the Purchaser will equal $775,000. Other than as set forth on Schedule 6.5, there are no outstanding options, warrants, rights, conversion rights, preemptive rights, calls, commitments or demands of any character obligating the Purchaser or any member of the Purchaser to issue, sell, redeem or repurchase (other than pursuant to employment agreements to which the Purchaser is a party and which are effective on the Closing Date) any membership interests of the Purchaser or securities convertible into membership interests of the Purchaser, or any other security giving a right to acquire membership interests of the Purchaser or securities convertible into such membership interests.

     Section 6.6.Authorizations. Any authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, regulatory entity or official body, and any consent of any other party, required to be obtained or made by the Purchaser in connection with the execution and delivery of, and performance of its obligations under, this Agreement and the Note has been obtained or made.

     Section 6.7.Investment Intent.

     (a) The Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended ("Act"), or any state or foreign securities laws. The Purchaser further understands and acknowledges that the Shares may not be transferred or resold without (i) registration under the Act and any applicable state or foreign securities laws, or (ii) an exemption from the registration requirements of the Act and applicable state securities laws.

     (b) The Purchaser is an "accredited investor," as defined in Regulation D promulgated by the Securities and Exchange Commission under the Act.

     (c) The Purchaser is acquiring the Shares solely for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof.

     Section 6.8.Solvency. After giving effect to the transactions contemplated by this Agreement, as of the Effective Date and as of the Closing Date (i) the fair salable value of the Purchaser's assets at a fair valuation will exceed the indebtedness and liabilities (contingent or otherwise) of the Purchaser, (ii) the present fair salable value of the assets of the Purchaser will be greater than the amount that will be required to pay the probable liability of the Purchaser on its indebtedness and liabilities as they become absolute and matured, (iii) the Purchaser is able to pay its indebtedness and liabilities as they become absolute and matured, (iv) the Purchaser does not intend to, and does not believe that it will, incur indebtedness or liabilities beyond its ability to pay such indebtedness and liabilities as they become absolute and matured, and (v) the Purchaser is not engaged in a business or transaction, and is not about to engage in a business or transaction, the result of which is reasonably likely to result in the Purchaser having unreasonably small capital.

     Section 6.9.First Year Budget. The First Year Budget accurately represents the Purchaser's reasonable expectations and forecasts of revenue and expenditures to be received or incurred, as applicable, in the operations of the Companies during the 2003 calendar year; provided that, although such expectations and forecasts are based on assumptions which the Purchaser believes are reasonable, there can be no assurance that the actual revenues and expenditures will not vary substantially and materially from those set forth in the First Year Budget.

                                  Article VII

           NON-COMPETITION AND CONFIDENTIALITY; REPAYMENT COVENANT

     Section 7.1.Non-Competition by the Seller. The Seller hereby acknowledges that the Purchaser would not enter into this Agreement unless this Agreement included the provisions set forth in this Section 7.1. In order to induce the Purchaser to consummate the transactions contemplated by this Agreement and in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, the Seller agrees as follows: During the Term (except that Seller shall not be bound by the provisions of this Section 7.1 if a Default shall have occurred), the Seller shall not, directly or indirectly, on its own behalf or on behalf of any other person or entity as an independent contractor, partner, joint venturer, associate, manager, agent, principal, investor, consultant or controlling person or in any other capacity, without the prior consent of the Purchaser, which may be withheld in Purchaser's sole discretion:

     (a) compete with the Business engaged in by the Companies on the Closing Date (it being understood that the Business being acquired by Purchaser is worldwide and, to the fullest extent allowable by applicable law, this restriction shall apply on a global basis);

     (b) solicit business for the services offered by the Companies on the Closing Date from any person, firm, corporation or other business entity which did business with, or was a customer or account of, any of the Companies during the two-year period preceding the Closing Date or hereafter; or

     (c) solicit any employee of, or consultant to, any of the Companies to terminate his, her or its employment therewith or consultancy thereto, or otherwise knowingly interfere with the relations of any of the Companies with its employees or consultants.

     Nothing in this Section 7.1 shall be deemed to prohibit the Seller from owning the securities of any corporation whose securities are listed for trading on a national stock exchange or traded in the over the counter market, if such investment or interest does not exceed one percent of the outstanding securities of any class of such corporation. Nothing in this Section 7.1 shall be deemed to prohibit the acquisition of the Seller or the Seller's assets by a person or entity even if such person or entity is engaged in a business that competes with the Business.

     Section 7.2 Non-Competition by the Purchaser and the Companies. The Purchaser hereby acknowledges that the Seller would not enter into this Agreement unless this Agreement included the provisions set forth in this
Section 7.2. In order to induce the Seller to consummate the transactions contemplated by this Agreement and in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, the Purchaser agrees as follows: During the Term (except that Purchaser shall not be bound by the terms of this Section 7.2 if the Seller is in breach of the provisions of
Section 7.1), the Purchaser shall not and the Purchaser shall cause the Companies to not, directly or indirectly, on its or their own behalf or on behalf of any other person or entity as an independent contractor, partner, joint venturer, associate, manager, agent, principal, investor, consultant or controlling person or in any other capacity, without the prior consent of the Seller, which may be withheld in Seller's sole discretion:

     (a) compete with the staffing and temporary worker placement business engaged in by the Seller on the Closing Date (it being understood that such business is worldwide and, to the fullest extent allowable by applicable law, this restriction shall apply on a global basis);

     (b) solicit business for the services offered by the Seller in connection with its staffing and temporary worker placement business on the Closing Date from any person, firm, corporation or other business entity which did business with, or was a customer or account of, of the Seller during the two-year period preceding the Closing Date or hereafter; or

     (c) solicit any employee of, or consultant to, the Seller to terminate his, her or its employment therewith or consultancy thereto, or otherwise knowingly interfere with the relations of the Seller with its employees or consultants.

     Nothing in this Section 7.2 shall be deemed to prohibit the Purchaser or the Companies from owning the securities of any corporation whose securities are listed for trading on a national stock exchange or traded in the over the counter market, if such investment or interest does not exceed one percent of the outstanding securities of any class of such corporation. Nothing in this

Section 7.2 shall be deemed to prohibit the acquisition of the Purchaser or any of the Companies or their respective assets by a person or entity even if such person or entity is engaged in a business that competes with the staffing and temporary worker placement business of the Seller; provided that any such acquirer assumes all then remaining payment obligations of the Purchaser under this Agreement and the Note and all then remaining obligations of the Companies under each Guaranty.

     Section 7.3 Business Efforts and Non-Competition by Goldstein. As a material inducement to the Seller to enter into the transactions contemplated hereby, Goldstein represents, warrants and covenants to and for the benefit of the Seller that during the Term he will devote his business efforts and substantially all of his business time to the operations of the Companies and the conduct of the Companies' Business. Goldstein further agrees that, subject to Section 1.4(f), during the Term (irrespective of whether a Default has occurred or whether the Seller has exercised any of its remedies under Section 1.4, except that Goldstein shall not be bound by the terms of this Section 7.3 if Seller is in breach of the provisions of Section 7.1) he shall not, directly or indirectly, on his own behalf or on behalf of any other person or entity as an officer, director, employee, independent contractor, partner, joint venturer, associate, manager, agent, principal, investor, consultant or controlling person or in any other capacity, without the prior consent of the Seller, which may be withheld in Seller's sole discretion:

     (a) compete with the Business engaged in by the Companies on the Closing Date or compete with the staffing and temporary worker placement business engaged in by the Seller on the Closing Date (it being understood that both such businesses are worldwide and, to the fullest extent allowable by applicable law, this restriction shall apply on a global basis);

     (b) solicit business for the services offered by any of the Companies on the Closing Date from any person, firm, corporation or other business entity which did business with, or was a customer or account of, any of the Companies during the two-year period preceding the Closing Date or hereafter;

     (c) solicit business for the services offered by the Seller in connection with its staffing and temporary worker placement business on the Closing Date from any person, firm, corporation or other business entity which did business with, or was a customer or account of, of the Seller during the two-year period preceding the Closing Date or hereafter; or

     (d) solicit any employee or consultant of any of the Companies or the Seller to terminate his, her or its employment therewith or consultancy thereto, or otherwise knowingly interfere with the relations of any of the Companies or the Seller with its employees or consultants.

     Nothing in this Section 7.3 shall be deemed to prohibit Goldstein from owning the securities of the Seller and/or any corporation whose securities are listed for trading on a national stock exchange or traded in the over the counter market, if such investment or interest does not exceed one percent of the outstanding securities of any class of such corporation. Notwithstanding any restrictive covenants contained in the Goldstein Employment Agreement, which may or may not be more restrictive than the provisions set forth in this Section 7.3, Goldstein, each of the Companies and the Purchaser confirm and agree that the Seller is the primary beneficiary of the covenants set forth in this Section
7.3 and that the Seller is entitled to the full compliance by Goldstein with the terms and provisions of this Section 7.3.

     Section 7.4 Confidentiality.

     (a) After the Closing Date, the Seller shall not (and shall cause its subsidiaries not to), directly or indirectly, divulge or communicate to any third party, or use for its own benefit, any trade secrets, methods, know-how, customer lists, data or other proprietary information, whether or not patentable or copyrightable, insofar as such information either specifically relates to the products or services offered by, or the operation of the Business of, any of the Companies or was originated or developed in connection therewith; provided that the foregoing obligations shall not apply to any information that is or shall hereafter become part of public or industry knowledge or literature (other than as a result of the Seller's actions following the Closing Date), or that is required to be disclosed by order of any court or governmental agency of competent jurisdiction.

     (b) After the Closing Date, the Purchaser shall not, and shall cause the Companies to not, directly or indirectly, divulge or communicate to any third party, or use for its or their own benefit, any trade secrets, methods, know-how, customer lists, data or other proprietary information, whether or not patentable or copyrightable, insofar as such information either specifically relates to the products or services offered by, or the operation of the business of, the Seller or was originated or developed in connection therewith; provided that the foregoing obligations shall not apply to any information that is or shall hereafter become part of public or industry knowledge or literature (other than as a result of the actions of any Purchaser or any of the Companies following the Closing Date), or that is required to be disclosed by order of any court or governmental agency of competent jurisdiction.

     Section 7.5 Restrictions Reasonable; Injunctive Relief.

     (a) The Seller acknowledges that the restrictions imposed on it by Sections
7.1 and 7.4(a) are reasonable (including without limitation as to duration, territory and scope) and are necessary for the protection of the Purchaser and the Companies' Business. Goldstein acknowledges that the restrictions imposed on him by Section 7.3 are reasonable (including without limitation as to duration, territory and scope) and are necessary for the Seller to enjoy the full benefit of the transactions contemplated by this Agreement; Goldstein further confirms that such restrictions will not prevent him from earning a living. The Purchaser acknowledges that the restrictions imposed upon it and the Companies by Sections
7.2 and 7.4(b) are reasonable (including without limitation as to duration, territory and scope) and are necessary for the protection of the Seller's business.

     (b) Because no party hereto would have an adequate remedy at law to protect its interests from any breach of the provisions of Sections 7.1 through 7.4, the Purchaser, on the one hand, and the Seller, on the other hand, shall be entitled, in the event of such a breach or threatened breach by the Seller, on the one hand, or the Purchaser or Goldstein, on the other hand, to injunctive relief in addition to such other remedies and relief that would be available to the Purchaser or the Seller, as the case may be. In the event of such a breach, in addition to any other remedies, the Seller and the Purchaser shall be entitled to receive from such breaching party payment of, or reimbursement for, their reasonable attorneys' fees and disbursements incurred in successfully enforcing any such provision. The provisions of this Article VII shall survive the Closing Date.

     Section 7.6 Goldstein agrees to use any and all Goldstein Additional Compensation Payments and Goldstein 2003 Advances to make payments in respect of the scheduled maturity of any third party debt of Goldstein existing as of the Closing Date.

                                  Article VIII

                                 INDEMNIFICATION

     Section 8.1.Obligations of the Seller. The Seller shall indemnify, defend and hold harmless the Purchaser and its officers, directors, advisory executive committee members, employees, agents, shareholders, members, managers, successors and assigns from and against any Losses (as defined in Section 8.3) in connection with:

     (a) any breach of any  representation,  warranty or agreement of the Seller
contained  in  this  Agreement   (subject,   in  the  case  of  a  breach  of  a
representation or warranty, to the limitation set forth in Section 8.6);

     (b) any and all Taxes (as defined in Section 8.3) attributable to the operations of any of the Companies on or prior to the Effective Date;

     (c) any failure by the Seller to satisfy the obligations assumed by it (if any) to make up a shortfall in the Net Working Capital pursuant to Section 3.5; and

     (d) any claim or allegation that the transactions contemplated by this Agreement were not fair, from a financial point of view, to the Seller's stockholders or creditors; and

     (e) any allegation by any third party of a state of facts, which, if proven to exist on or prior to the Effective Date, would constitute a breach of any representation or warranty of the Seller contained in this Agreement.

     Section 8.2 Obligations of the Purchaser. The Purchaser shall indemnify, defend and hold harmless the Seller and its officers, directors, employees, agents, shareholders, successors and assigns from and against any Losses in connection with:

     (a) any breach of any representation, warranty or agreement of the Purchaser contained in this Agreement (subject, in the case of a breach of a representation or warranty, to the limitation set forth in Section 8.6);

     (b) any and all Taxes attributable to the operations of any of the Companies following the Effective Date;

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

     (c) any allegation by any third party of a state of facts, which, if proven to exist on or prior to the Effective Date, would constitute a breach of any representation or warranty of the Purchaser contained in this Agreement;

     (d) any Third Avenue Lease Obligations; and

     (e) any obligations arising out of the operation of the Companies' Business after the Effective Date, including without limitation bonuses, salary, commissions and severance payments (including any of the foregoing arising in respect of periods prior to the Effective Date and unpaid as of the Effective
Date).

     Section 8.3 Definitions. For purposes of this Article VIII: "Losses" means any loss, liability, damage or expense suffered or incurred by a party in connection with the matters described in Section 8.1 or Section 8.2, including, without limitation, assessments, fines, penalties, judgments, settlements, costs, reasonable attorneys' fees and reasonable disbursements and other reasonable out of pocket expenses of the party incident to any matter as to which the party is entitled to indemnification under either such Section, or incident to any allegations or claims which, if true, would give rise to Losses subject to indemnification hereunder, or incident to the enforcement by the party of its rights and remedies under this Article VIII.

     Section 8.4 Procedure.

     (a) Any party (or parties) entitled to indemnification under this Article VIII (the "party to be indemnified") shall give notice to the party (or parties) from whom indemnification is sought (the "indemnifying party") as promptly as practicable of (i) the allegation by it of any breach or failure referred to in
Section 8.1(a), Section 8.1(c) or Section 8.2(a), as applicable, setting forth to the extent known the amount of indemnification claimed; (ii) the incurrence of any Taxes referred to in Section 8.1(b) or Section 8.2(b) or any liability under Sections 8.2(d) or 8.2(e), as applicable; or (iii) the allegation by any third party of the existence of any matter or state of facts referred to in
Section 8.1(d), Section 8.1(e), Section 8.2(c), Section 8.2(d) or Section 8.2(e), as applicable; provided that the rights of the party to be indemnified shall not be affected by any delay in providing such notice except to the extent that the indemnifying party is actually prejudiced thereby.

     (b) Upon receipt of a notice as provided in paragraph (a) above, the indemnifying party shall have 30 days in which to dispute the claim asserted by sending written notice thereof to the party to be indemnified (a "Dispute Notice"). The indemnifying party shall not be entitled to dispute a claim based on a final judgment or order of a court of competent jurisdiction. If no Dispute Notice is received prior to the expiration of the 30-day period, the party to be indemnified shall be entitled to receive full payment of the amount of the claim, subject to the limitations set forth in Sections 8.5 and 8.6. If a Dispute Notice is received prior to the expiration of the 30-day period, the party to be indemnified and the indemnifying party shall negotiate in good faith to resolve the dispute. If the party to be indemnified and the indemnifying party are unable to resolve the dispute within 30 days of the receipt of the Dispute Notice, the dispute shall be submitted to arbitration. Such arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York before a single arbitrator, who shall be designated by party to be indemnified and the

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

indemnifying party or, if they are unable to agree within 10 days after the dispute is submitted to arbitration, by the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties hereto.

     (c) With respect to any claim, demand, action, suit, proceeding or investigation involving Taxes referred to in Section 8.1(b) or Section 8.2(b) or the matters set forth in Section 8.1(d), Section 8.1(e), Section 8.2(c) or
Section 8.2(e), the indemnifying party shall have the right to control the defense of any such claim with counsel reasonably acceptable to the party to be indemnified at the cost and expense of the indemnifying party. No settlement of any such claim or payment in connection with any such settlement shall be made unless (1) the settlement contains an unconditional release of the party to be indemnified and specifically provides that the party to be indemnified does not admit to any wrongdoing or (2) the party to be indemnified shall have consented to such settlement, which consent shall not be unreasonably withheld.

     (d) The party to be indemnified to make available to the indemnifying party, upon reasonable notice, all records in such party's possession and all personnel with knowledge relating to a matter for which indemnification is claimed by the party to be indemnified; provided that access to personnel shall not materially interfere with the ability of such personnel to conduct the business of the party to be indemnified.

     Section 8.5 Limitations on Indemnification. Neither party shall have liability for indemnification of any Losses under this Article VIII in excess of $3,500,000; provided that the foregoing limitation shall not apply (i) in the event of fraud or willful misconduct by the indemnifying party and (ii) to Losses incurred in connection with (A) intentionally knowing breaches of any of the representations or warranties of a party to this Agreement, (B) intentional breaches of any covenant of any party to this Agreement, and/or (C) the breach of the representations and warranties set forth in Section 5.6.

     Section 8.6 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement shall survive for a period of one year after the Closing Date, other than (a) the representation of the Seller in Section 5.6, which shall survive for a period of three years after the Closing Date and (b) the representation of the Seller in Section 5.4 and the representations of the Purchaser in Sections 6.4 and 6.6, which shall survive indefinitely.

     Section 8.7 Right of Offset.

     (a) At its option, Purchaser shall have the right to offset, against either any Earnout payment obligations or any obligations to make payments under the Note (or a combination thereof), any Losses suffered by the Purchaser with respect to which Seller is required to provide indemnification pursuant to this
Article VIII. It is understood that this right of offset is for the convenience of the Purchaser and is not the Purchaser's exclusive remedy with respect to Losses suffered by it.

     (b) If the Purchaser believes it has suffered Losses and desires to offset all or a portion of such Losses against its obligations to pay the Earnout or to make payments under the Note, the Purchaser shall so notify the Seller in the notice to be delivered to the Seller pursuant to Section 8.4(a). If the Seller shall not have delivered a Dispute Notice pursuant to Section 8.4(b) within the time period prescribed therein, the Purchaser may so offset such Losses in accordance with the notice so delivered to the Seller. If the Seller delivers a Dispute Notice with respect to such Losses, then the Purchaser shall not be relieved of its obligation to pay sums due under the Earnout or pursuant to the Note (and shall make all such payments to the Seller) until the dispute relating to such Losses shall have been finally resolved in the manner specified in
Section 8.4(b). Upon such adjudication, resolution or other conclusive determination of the amount (if any) of Losses in dispute, the Purchaser may thereafter offset any such Losses as so finally determined against its obligations under the Earnout or the Note.

                                   Article IX

                              ADDITIONAL AGREEMENTS

     Section 9.1.Share Issuances. During the Term, the Purchaser shall cause the Companies not to issue or sell any shares of stock, convertible securities, convertible debt, options, warrants or other rights to purchase or acquire shares of stock or convertible securities, without the prior written consent of the Seller, which may be withheld in Seller's sole discretion.

     Section 9.2.Budgets and Cash Restrictions. During the Term, the Purchaser shall, and the Purchaser shall cause the Companies to, abide by the budget preparation, financial statement preparation and cash use covenants set forth in Exhibit J hereto.

     Section 9.3.Transition Services. For a period of ninety (90) days after the Effective Date, which period may be extended by Purchaser for an additional thirty (30) days, the Seller shall provide to the Companies certain transition services, in exchange for certain payments, in each case as more particularly set forth in Exhibit K hereto; provided that the Purchaser and/or the Companies may terminate such services by giving written notice to the Seller at least five business days prior to such termination.

     Section 9.4.Third Avenue Lease.

     (a) Without limiting the obligation of the Purchaser to pay the Third Avenue Lease Obligations (as may be limited by Section 3.5 above), the Seller may, but is not required to, surrender, assign or otherwise dispose of the Third Avenue Lease in any transaction that either (i) eliminates or materially reduces any obligations of the Seller thereunder or (ii) in which an entity satisfactory to the Seller assumes all or substantially all obligations thereunder. In any such event, the Purchaser shall, and shall cause the Companies to, execute and deliver any documents reasonably required to effect such transfer and shall vacate the premises leased under the Third Avenue Lease within 90 days after receipt of written notice to such effect from the Seller. Upon vacating the premises leased under the Third Avenue Lease after such 90-day period, the Purchaser shall be relieved of its obligations to pay the Third Avenue Lease Obligations. The Purchaser shall not assign the Third Avenue Lease Obligations or sublease, or otherwise permit any other person to use, any portion of the premises leased under the Third Avenue Lease. The Seller and the Purchaser agree to share evenly all net consideration and/or net remuneration after payment of

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

costs in accordance with this Section 9.4, from the landlord, a new tenant and/or subtenant to Seller, Purchaser, and/or the Companies in respect of the Third Avenue Lease whether the result of "key money" or otherwise; provided, however, that all consideration and/or remuneration received in respect of assets on the books of the Purchaser or any of the Companies, whether furniture, fixtures, art work or otherwise, shall be retained in full by the Purchaser or any of the Companies, as the case may be. The Seller and the Purchaser agree to share evenly in any costs associated with disposing of the Third Avenue Lease, including without limitation brokers' fees. Seller shall have the sole right to select any broker. Purchaser agrees to take all actions, including without limitation executing all documents and instruments, necessary in connection with any such disposition of the Third Avenue Lease.

     (b) Promptly on the Closing Date, Purchaser agrees to provide written notice to Citigate that payments in respect of Citigate's sublease shall be made directly to Seller and Purchaser further agrees that it shall forward, or cause the Companies to forward, to Seller any payments made by Citigate to the Purchaser or the Companies after the Closing Date.

     Section 9.5.Public Announcements. No oral or written public announcement or disclosure with respect to this Agreement and the transactions contemplated herein prior to the Closing Date shall be made by or on behalf of any party without the prior written approval of the other party, except to the extent required by applicable securities laws or the rules and regulations of any stock exchange, by court order or as otherwise required by law.

     Section 9.6.Intercompany Debt. Any intercompany debt owed by any of the Companies to the Seller prior to January 1, 2003 shall be contributed to the capital of such Company and any intercompany debt owed by the Seller to any of the Companies shall be contributed to the capital of the Seller. To the extent that any intercompany debt has been provided by Seller to any of the Companies from and after January 1, 2003 ("New Intercompany Debt") it shall remain outstanding and not be cancelled by the Seller and shall be included in the calculation of Net Working Capital. The Purchaser shall cause New Intercompany Debt in excess of any amount of such New Intercompany Debt necessary to raise Net Working Capital to $1,000,000 pursuant to Section 3.5 to be repaid to Seller within 60 days after the Closing Date.

     Section 9.7.Accounts Receivable. The Seller shall promptly turn over to the Purchaser any amounts paid to Seller in respect of the accounts receivable of the Business on or after the Closing Date.

     Section 9.8.Tax Matters.

     Allocation of Purchase Price. The Purchaser and the Seller shall allocate the aggregate purchase price among the Tyzak Shares, the Whitney Shares, the Carlyle Shares and the Whitney Interests (and, as to that allocated to the Whitney Interests, among the various assets of Whitney LLC) in a manner required by applicable tax laws and agreed upon, in writing, by Seller and Purchaser within thirty (30) days after the Closing Date (the "Allocation"). The Purchaser and the Seller agree to update the Allocation in a reasonable manner to reflect payments made by the Purchaser to the Seller pursuant to the Earnout (and any adjustments to the purchase price hereunder). The Allocation shall be binding on the Purchaser, the Companies and the Seller for all purposes, including, without limitation, financial and tax reporting purposes, and each of Seller and Purchaser agrees to timely file Internal Revenue Service Form 8594 consistent

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

with such Allocation. In tax years subsequent to the tax year that includes the Closing Date, the Seller and the Purchaser shall file supplemental Internal Revenue Service Forms 8594 to reflect payments made by the Purchaser to the Seller pursuant to the Earnout.

     (a) Returns for Periods Through the Closing Date. Seller shall, to the extent required or provided by law, include the income of the Companies (including any deferred income triggered into income by Treasury Regulation ss.1.1502-13 and Treasury Regulation ss.1.1502-14 and any excess loss accounts taken into income under Treasury Regulation ss.1.1502-19) on the Seller's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Within thirty (30) days of a written request therefor, the Companies will furnish Tax information to Seller for inclusion in Seller's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Companies' past custom and practice. Seller shall take no new position on such returns that relate to the Companies or the Purchaser that would materially and adversely affect the Companies or the Purchaser after the Closing Date. The income of the Companies will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Companies as of the end of the Closing Date. The Seller shall retain all refunds for Taxes relating to pre-Closing tax periods.

     (b) Cooperation. At Seller's request, the Purchaser will cause any of the Companies to join with the Seller in filing any necessary elections under Treasury Regulation ss.1.1502-20(g).

     Section 9.9.Observer Rights. During the Term, the Seller shall have the right to designate an observer to the board of directors of each Company and the board of managers of the Purchaser. The Purchaser shall, and shall cause each Company to, take such corporate or other actions as are reasonably necessary to give effect to the preceding sentence. Each observer so designated by the Seller shall be entitled to participate in all meetings of the board of directors or board of managers, and any committees thereof, of the Company and/or the Purchaser to which such observer was designated.

     Section 9.10 Third Avenue Lease Obligation Security Deposit. Upon the latest to occur of (1) the indefeasible payment in full and in cash of the Note,
(2) the indefeasible payment in full and in cash of the payments in respect of the Earnout, and (3) the indefeasible payment in full and in cash of the Payoff Amount, Purchaser shall furnish Seller with a security deposit (the "Security Deposit") in support of the then remaining Third Avenue Lease Obligations in an amount equal to: the product of (a) forty percent (40%) multiplied by (b) the then current monthly rental rate multiplied by (c) one-third (1/3) of the then remaining monthly lease payments due under the Third Avenue Lease up to a maximum of 36 monthly payments. Seller shall hold the Security Deposit in an interest bearing escrow account for the benefit of Purchaser such as a subtenant/tenant of a portion of the Third Avenue Lease premises. The Security Deposit shall not be deemed pre-paid rent and shall be held in escrow by the Seller pursuant to an escrow arrangement the terms of which shall be mutually satisfactory to both the Seller and the Purchaser.

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

     Section 9.11 Financial Statements.

     (a) Monthly Financial Information. As soon as available and in any event within thirty (30) days after the end of each calendar month, the Purchaser shall deliver to the Seller a consolidated balance sheet as at the end of such calendar month, a consolidated statement of income for such calendar month, and a consolidated statement of changes in working capital for such calendar month, all prepared in accordance with generally accepted accounting principles consistently applied.

     (b) Quarterly Financial Information. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Purchaser, the Purchaser shall deliver to the Seller the following consolidated unaudited statements prepared in accordance with generally accepted accounting principles consistently applied: (1) a balance sheet as at the end of such quarter, a statement of income for such quarter, and a statement of changes in working capital for such quarter; and (2) for the period from the beginning of the then current fiscal year through the end of such quarter, a statement of income and a statement of changes in working capital, in each case, setting forth in incorporative form the figures for the same period during the prior fiscal year.

     (c) Year-End Financial Information. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Purchaser, the Purchaser shall deliver to the Seller a consolidated balance sheet as at the end of such fiscal year, a consolidated statement of income for such fiscal year, a consolidated statement of shareholders' equity as at such fiscal year's end, and a consolidated statement of changes in working capital for such fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in incorporative form the figures for the previous fiscal year. Such financial statements shall be reviewed by an accounting firm or independent certified public accountant.

                                   Article X

                                  MISCELLANEOUS

     Section 10.1 Entire Agreement; Amendments; No Waivers. This Agreement, together with the Note and the instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties with respect to its subject matter and merges and supersedes all prior and contemporaneous understandings of the parties with respect to its subject matter. No provision of this Agreement may be waived or modified, in whole or in part, except by a writing signed by each of the parties and with respect to any waiver or modification, in whole or in part, of any provision of this Agreement the written consent of a majority of the Lenders shall be required in addition to the writing signed by each of the parties. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.

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

     Section 10.2 Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by a recognized overnight courier to,
(b) five days after being deposited in any United States post office enclosed in a postage prepaid registered or certified mail envelope addressed to, or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only on receipt.

If to the Seller:                        with a copy to (which shall not
                                         constitute notice to Seller):

Headway Corporate Resources, Inc.        Salans
317 Madison Avenue                       620 Fifth Avenue
New York, New York 10017                 New York, New York 10020
Attention: Barry Roseman                 Attention: Richard B. Salomon, Esq.

Fax No.:  (212) 672-6699                 Fax No.:  (212) 632-5555

If to the Purchaser:                     with a copy to (which shall not
                                         constitute notice to Purchaser):
Whitney Group, LLC
850 Third Avenue                         Morrison Cohen Singer & Weinstein LLP
New York, New York                       750 Lexington Avenue
Attention:  Gary Goldstein               New York, New York 10022
Fax No.:  (212) 508-3540                 Attention:  Jeffrey P. Englander, Esq.
                                                     Robert Londin, Esq.
                                         Fax No.:  212-735-8708

     Section 10.3 Further Assurances. Whenever reasonably requested to do so by a party to this Agreement, on or after the Closing Date, the other party shall do, execute, acknowledge and deliver all such acts, assignments, confirmations, consents and any and all such further instruments and documents, in form satisfactory to the requesting party, as shall be reasonably necessary or advisable to carry out the intent of this Agreement, including, without limitation, to vest in the Purchaser all of the right, title and interest of the Seller in the Shares being conveyed to the Purchaser hereunder and the Business Assets being conveyed to the Purchaser and/or the Companies pursuant to Section 3.4.

     Section 10.4 Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of, the parties and their respective heirs, successors and permitted assigns (whether by merger, consolidation, acquisition or otherwise), and nothing herein is intended to confer any right, remedy or benefit upon any other person. No party may assign its rights or delegate its obligations under this Agreement without the express written consent of all of the other parties, except that the Seller may assign

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

its rights or delegate its obligations under this Agreement to a Lender or the Lenders without the written consent of the other parties.

     Section 10.5 Expenses. Except as otherwise expressly provided herein or in the Note, each of the parties shall bear and pay, without any right of reimbursement from any other party, all costs, expenses and fees incurred by it or on its behalf incident to the preparation, execution and delivery of this Agreement and the Note and the performance of such party's obligations hereunder and thereunder, whether or not the transactions contemplated in this Agreement are consummated, including, without limitation, the fees and disbursements of attorneys, accountants and consultants employed by such party.

     Section 10.6 Brokers and Finders. Each party represents to the other that no agent, broker, investment banker, financial advisor or other person or entity is or shall be entitled to any broker's or finder's fee or other commission or similar fee in connection with the transactions contemplated by this Agreement. Each party shall indemnify and hold harmless the others from and against any claim, liability or obligation with respect to any fees, commissions or expenses asserted by any person or entity on the basis of any act or statement alleged to have been committed or made by such indemnifying party or any of its affiliates.

     Section 10.7      Governing Law; Jurisdiction.

     (a) This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     (b) Each of the parties hereby consents to the exclusive jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that, subject to the specific provisions of this Agreement providing for alternative dispute resolution, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each of the parties accepts for each of itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non convenience, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. All fees and expenses of any proceeding with respect to a dispute under this Agreement shall be borne by the non-prevailing party. The non-prevailing party to a proceeding shall bear its own expenses, all court and administrative fees arising in connection therewith, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the proceeding.

     Section 10.8 Severability and Savings Clause. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.  In this  regard,  the parties  agree that the  provisions  of
Section 7, including, without limitation, the scope of the territorial and time restrictions, are reasonable and necessary to protect and preserve the legitimate interests of the Purchaser and the Seller, as applicable. If the provisions of Section 7 are held by a court of competent jurisdiction to be in any respect unreasonable, then such court may reduce the territory or time to

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

which they pertain or otherwise modify such provisions to the extent necessary to render such provisions reasonable and enforceable.

     Section 10.9 Counterparts. Telefacsimile transmissions of any executed original counterpart signature page to this Agreement and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 10.10 Construction. Headings used in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References to Sections, Schedules and Exhibits are to the sections, schedules and exhibits of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter gender each includes the others where the context so indicates.

     Section 10.11 No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement. The Purchaser acknowledges that, after giving effect to the release of the liens and security interests of the Lenders in the Shares and the Business Assets, the Seller's rights and interests under this Agreement (including, without limitation, the liens and security interest) are subject to the liens and security interests of the Lenders under the Credit Agreement and related collateral documents.

     Section 10.12 Publicity. Except as may be required by law, no publicly released announcement, filing or press release concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Purchaser and the Seller, jointly, which approval shall not be unreasonably withheld or delayed by either the Purchaser or the Seller (it being understood that such approval right shall extend to Seller's Forms 8-K, if any, and exhibits thereto to be filed as a result of this Agreement and the transactions contemplated hereby, and any amendments thereto).

                            [Signature page follows]

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


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    HEADWAY CORPORATE RESOURCES, INC.


                                    By: /s/





                                    WHITNEY GROUP, LLC


                                       /s/
Solely with respect to Sections
7.3, 7.5 and 7.6 above:



/s/ Gary S. Goldstein



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